Exhibit 99.1

STEAKHOUSE PARTNERS, INC.

PROPOSED ACQUISITION OF

ROADHOUSE GRILL, INC.

IS TERMINATED

San Diego, California, March 16, 2006 - Steakhouse Partners, Inc. (STKP.PK) announced today that it received notice from Roadhouse Grill, Inc. (GRLL.PK) that Roadhouse has terminated the Agreement and Plan of Merger between the parties dated November 17, 2005, as amended.

Stone Douglass, Chairman and CEO of Steakhouse, stated, “ Unfortunately, the current financing available for this transaction was not sufficient to meet the original terms of the proposed acquisition of Roadhouse Grill. Despite our mutual good faith efforts to re-negotiate a reduced purchase price, inclusive of Roadhouse principal shareholders investing in the transaction, we were unable to reach a consensus on new terms and conditions”.

About Steakhouse Partners

Steakhouse Partners, Inc., (http://www.paragonsteak.com) is a restaurant holding company that operates 25 full-service steakhouse restaurants located in eight states. The Company’s restaurants specialize in complete steak and prime rib meals, and also offer fresh fish and other lunch and dinner dishes. The Company operates principally under the brand names of Hungry Hunter, Hunter Steakhouse, Mountain Jack’s and Carvers. The Company believes that its restaurants are well positioned in a high quality, moderately priced segment of the restaurant industry. The Carvers restaurants represent an upscale restaurant market specializing in complete steak, chop, prime rib and seafood meals.

Cautionary Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. Any statement contained herein that is not a statement of historical fact may be deemed to be a forward-looking statement, including statements contained in this press release regarding management’s expectations as to the strength of the Company’s fourth quarter revenue. Without limiting the foregoing, the words “believes,” anticipates,” “plans,” “expects,” and similar expressions are intended to identify forward-looking statements. The Company disclaims any intent or obligation to update any forward-looking statements.

Contact: (858) 689- 2333 or e-mail info@paragonsteak.com

for Steakhouse Partners, Inc. / STKP.PK